Exhibit 3.9

CERTIFICATE OF FORMATION

OF

RT TAMPA FRANCHISE, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, TItle 6, Section 18·201 of the Delaware Limited Liability Company Act and the acts amendatory thereof and supplemental thereto) hereby certified that:

FIRST:	The name of the limited liability company is RT Tampa Franchise. LLC (hereinafter referred to as the “Limited Liability Company”).

SECOND:	The address of the registered office and the name and address of the registered agent of the Limited Liability Company required to be . maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed as of the 6th day of May 1997.

/s/ Thomas R. McNeill
Thomas R. McNeill, Authorized Person

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

LIMITED PARTNERSHIP PURSUANT TO SECTION

17-217 OF THE LIMITED PARTNERSHIP LAW

1.	The jurisdiction where the Limited Liability Company first formed is Delaware.

2.	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.	The date the Limited Liability Company first formed was May 8, 1997.

4.	The name of the Limited Liability Company immediately prior to filing this Certificate is RT Tampa Franchise, LLC.

5.	The name of the Limited Partnership as set forth in the Certificate of Limited Partnership is RT Tampa Franchise, L.P.

Dated as of this 16th day of June, 1997.

/s/ Thomas R. McNeill
Thomas R. McNeill, Authorized Person

STATE OF DELAWARE CERTIFICATE OF

LIMITED PARTNERSHIP

THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

FIRST:	The name of the limited partnership is RT Tampa Franchise, L.P.

SECOND:	The name and address of the Registered Agent is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

THIRD:	The name and mailing address of the general partner is as follows:

Gallagher Family, Inc. 1017 Frankland Road Tampa, Florida 33629

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of RT Tampa Franchise, L.P. as of this 16th day of June, J 997.

GENERAL PARTNER:

GALLAGHER FAMILY, INC.

By:	/s/ Gary E. Gallagher
Gary Gallagher, its sole director

CERTIFICATE OF CANCELLATION OF

RT TAMPA FRANCHISE, LLC

1.	The name of the limited liability company is RT Tampa Franchise, LLC.

2.	The Certificate of Formation of the limited liability company was filed on May 8. 1997.

3.	The reason for the filing of the Certificate of Cancellation is that RT Tampa Franchise, LLC was converted to a limited partnership pursuant to the filing of a Certificate of Conversion and a Certificate of Limited Partnership with the Delaware Secretary of Slate on June 19.1997.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation of RT Tampa Franchise, LLC as of this 19th day of June, 1997.

/s/ Thomas R. McNeill
Thomas R. McNeill, Authorized Person

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

RT TAMPA FRANCHISE, LP.

The undersigned, desiring to amend the Certificate of Limited Partnership of RT Tampa Franchise, L.P., pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is RT Tampa Franchise, L.P.

SECOND: Article Second of the Certificate of Limited Partnership shall be amended as follows:

To change the registered agent in Delaware upon whom process may be served to The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 31 day of December, 1998,

RT TAMPA FRANCHISE, LP

By:	/s/ Gary E. Gallagher
GALLAGHER FAMILY, INC. Name of General Partner

Gary E. Gallagher, President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

RT TAMPA FRANCHISE, L.P.

The undersigned general partner. desiring to amend the Certificate of Limited Partnership of RT Tampa Franchise. L.P. pursuant to the provisions of Section 11·202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is RT Tampa Franchise, L.P.

SECOND: Article Three of the Certificate of Limited Partnership is deleted in its entirety and the following is inserted in lieu thereof:

The name and mailing address of the general partner is as follows:

RT Tampa, Inc.

150 West Church Avenue

Maryville, TN 37801

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 1st of Sept., 2004.

By: RT Tampa, Inc., a Georgia corporation, its General Partner

By:	/s/ Marguerite N. Duffy
Marguerite N. Duffy Vice President